                                  EXHIBIT 10.11



                            CONSENT AND AGREEMENT TO
                        DIRECTORS' ACTION WITHOUT MEETING

                     AMERICAN COMMERCIAL BARGE LINE COMPANY

                             A DELAWARE CORPORATION


         The undersigned, being all of the members of the Board of Directors of American Commercial Barge Line Company, a Delaware corporation (the "Company"), hereby consent to the adoption of the following resolutions without a meeting:


                      AMENDMENT OF SALARY CONTINUATION PLAN

         WHEREAS, heretofore the Company adopted the "American Commercial Barge Line Company Salary Continuation Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company wishes to amend the Plan to provide that in the event that the employment relationship of an employee participant in the Plan (the "Employee") and the Company is terminated other than by reason of retirement on or after age 55, death or total and permanent disability, the Employee may elect to continue in the Plan and defer lump sum distribution at any time prior to age 69; and

         WHEREAS, the Board of Directors of the Company further wishes to amend the Plan to delete Section 5, the change of control provision of the Plan.

         NOW THEREFORE, BE IT RESOLVED, that Section 4 of the Plan be, and it hereby is, amended to read in its entirety as follows:

                  "4. In the event that the employment relationship between the Employee and the Company is terminated other than by reason of retirement on or after age 55, death or total and permanent disability, the current value of the principal amount of the pre-retirement termination benefit under the Salary Continuation Plan on the last day of the month in which such termination occurs (as set forth in Column 7 and described and treated in report B hereof) shall be paid to the Employee in a lump sum at any time prior to age 69, at the election of the Employee, such payment to be made within sixty (60) days of the election, provided, however, that in the event that such termination of employment is voluntary on the part of the Employee, and the Employee has not completed ten (10) years of employment by the Company at the time of termination, the termination benefit payable shall be reduced by ten percent (10%) for each year or portion thereof remaining to the completion of such ten (10) years of employment."

         RESOLVED FURTHER, that Section 5 of the Plan be, and it hereby is, deleted in its entirety.


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         RESOLVED FURTHER, that the officers of the Company be, and they hereby are, authorized, empowered and directed to execute all such documents and instruments and to take all such other actions as they may deem to be necessary or appropriate to effect the foregoing resolutions.

Dated:   June 26, 1998.



                                             /S/ Anita P. Beier
                                             ---------------------------------
                                             Anita P. Beier


                                             /S/ Michael C. Hagan
                                             ---------------------------------
                                             Michael C. Hagan


                                             /S/ Michael A. Khouri
                                             ---------------------------------
                                             Michael A. Khouri



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                       CONSENT AND AGREEMENT TO DIRECTORS'
                             ACTION WITHOUT MEETING

                     AMERICAN COMMERCIAL BARGE LINE COMPANY

                             A DELAWARE CORPORATION

         The undersigned, being directors of the above corporation, hereby consent and agree to the adoption of the following resolution without a meeting of the directors:


                      AMENDMENT OF SALARY CONTINUATION PLAN

         WHEREAS, heretofore American Commercial Barge Line Company, (the "Company") adopted and established the American Commercial Barge Line Company Salary Continuation Plan, effective January 1, 1989 (the "Plan"); and

         WHEREAS, the Board of Directors of the Company wish to amend the Plan to specifically provide for the designation by employees of one or more beneficiaries designated to receive benefits under the Plan that would otherwise be payable to the employee, except for the prior death of such employee;


NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended by adding a new Section
5.9 as follows:

                  "5.9"    BENEFICIARY DESIGNATION

                  (a) A participant may designate any person to receive benefits as may become payable after the death of such participant, provided, however, that the beneficiary of a married participant is the participant's spouse, unless the spouse consents in writing to the designation of some other person, which consent shall be acknowledged by a Plan representative, or by a Notary Public.

                  (b) If a benefit becomes payable upon the death of a participant, and no beneficiary has been properly designated, or if the beneficiary designated shall have predeceased the participant, the benefit shall be payable, in the sole discretion of the Board of Directors, either to the personal representative of the deceased participant, if such personal representative qualifies within six months following the death of the participant, and furnishes satisfactory legal evidence within such six month period, to the Board of Directors of such qualification, or to the spouse of the deceased participant, if living, and, if not, then to the participant's heirs at law under the laws of the state of the legal residence of the participant at the time of death, as determined by the Board of Directors after reasonable investigation. The determination of the Board of Directors in this connection shall be final and conclusive, and the Board of Directors shall be fully protected in paying such benefit to such deceased participant's personal representative, spouse, or heirs at law, as so determined, irrespective of whether payments are actually made to a person or persons who, in fact, are not the personal representative, spouse, or heirs at law of the deceased participant.



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Dated May 8, 1991.


/s/ H.J. Bobzien, Jr.                           /s/ M.A. Khouri
----------------------------                    -------------------------
H.J. Bobzien, Jr.                               M.A. Khouri

/s/ M.C. Hagan                                  /s/ K.W. Peters
----------------------------                    -------------------------
M.C. Hagan                                      K.W. Peters



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                     AMERICAN COMMERCIAL BARGE LINE COMPANY

                            SALARY CONTINUATION PLAN


                      ARTICLE I - ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. American Commercial Barge Line Company (the "Company"), established effective as of January 1, 1989, an unfunded plan known as the "AMERICAN COMMERCIAL BARGE LINE SALARY CONTINUATION PLAN" (the "plan").

         1.2 PURPOSE. The general purpose of this plan is to provide nonqualified supplemental retirement and death benefits to certain highly compensated employees or members of management.


                            ARTICLE II - CONSTRUCTION

         2.1 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in the plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

         2.2 SEVERABILITY. In the event any provision of the plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the plan, but the plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the plan.

         2.3 APPLICABLE LAW. This plan shall be governed and construed in accordance with the laws of the state of Indiana.

         2.4 PLAN NOT AN EMPLOYMENT CONTRACT. This Agreement does not constitute a contract of employment between the Employee and the Company, and the Company reserves the right to terminate the Employee's employment for any reason, at any time, notwithstanding the existence of this Agreement. Conversely, this Agreement does not obligate the Employee to remain in the employ of the Company, and he reserves the right, at any time, to terminate his employment for any reason.


                           ARTICLE III - PARTICIPATION

         3.1 PARTICIPANTS. The Board of Directors of the Company, in its sole discretion, shall select those employees who are eligible to participate in the Plan (the "Participants").


                              ARTICLE IV - BENEFITS

         4.1 RETIREMENT BENEFIT. The Company agrees that upon the retirement of the Participant, if such retirement occurs on or after the 55th birthday of the Participant, it shall pay to the Participant in a lump sum within sixty (60) days of such retirement.

                  (a) the then current value of the principal amount of retirement benefit for the Participant as set forth in Column 2 and described in footnote 2 of Supplement B of the Participant's Salary Continuation Plan Agreement on the date of retirement, with the payment being tax effected at the highest marginal federal and state personal income tax rates in effect for earned income at the time of retirement using the following formula:


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               Highest marginal personal federal + state tax rates
               ----------------------------------------------------
             1 - Highest marginal personal federal + state tax rates

                  (b) an amount equal to the Participant's annualized final salary at retirement discounted from age 76 back to the Participant's retirement age using the Pension Benefit Guaranty Corporation's interest rate for immediate annuities on the date of distribution. This payment shall be tax effected using the formula stated in 4.1(a) above.

         In the event that the Participant's death occurs subsequent to retirement and prior to the receipt of the aforesaid amount, payment shall be made to the Participant's designated beneficiary or in the absence of a designated beneficiary, to the Participant's estate.

         4.2 PRE-RETIREMENT DEATH BENEFIT. In the event of the Participant's death prior to retirement, the larger of the benefit payable under Article 4.1 hereof or the principal amount of the death benefit for the Participant determined at the date of death as set forth in Column 1 of Supplement B of the Participant's Salary Continuation Plan Agreement shall be paid to the Participant's designated beneficiary or estate in a lump sum, with such payment being tax effected at the highest marginal federal and state personal income tax rates in effect for earned income at the time of retirement using the following formula:


               Highest marginal personal federal + state tax rates
               ----------------------------------------------------
                1 - Highest marginal personal federal + tax rates

Payment under this Paragraph 4.2 shall be made within sixty (60) days following the date of the Participant's death.

         The principal amount of the death benefit to which the Participant is entitled will be adjusted, effective on the date of any salary change, to provide a death benefit based on the Participant's base annual salary in effect at a time of death in accordance with the formula set forth in Supplement C of the Participant's Plan Agreement. Base annual salary means the effective annual rate of base compensation from the Company, as of any date, exclusive of any other payment.

         4.3 TERMINATION BENEFIT. In the event that the employment relationship between the Participant and the Company is terminated other than by reason of retirement on or after age 55, death or total and permanent disability, the current value of the principal amount of the pre-retirement termination benefit for the Participant on the last day of the month in which such termination occurs (as set forth in Column 3 and described and treated in footnotes 2 and 3 of Supplement B of the Participant's Plan Agreement) shall be paid to the Participant in a lump sum within sixty (60) days following termination of employment, provided, however, that in the event that such termination of employment is voluntary on the part of the Participant, and the Participant has not completed ten (10) years of employment by the Company at the time of termination, the termination benefit otherwise payable shall be reduced by ten percent (10%) for each year and portion thereof remaining to the completion of such ten (10) years of employment. A termination benefit under this Article 4.3 is not payable to a Participant who is entitled to receive or has received a benefit under Article 4.5 of this Plan.

         4.4 DISABILITY BENEFIT. In the event that the Participant becomes totally and permanently disabled (as determined by the Company) prior to retirement, this Agreement shall remain in full force and effect with benefits payable as provided herein, unless the Participant and the Company shall otherwise mutually agree in writing.

         4.5 CHANGE OF CONTROL BENEFIT. In the event of a change of control of CSX Corporation (the Parent Company), the Company shall pay to the Participant within seven (7) days of the effective date of such change of control a lump sum amount equal to the benefits payable under Article 4.1 of the Plan using the benefit formula, tax gross-up and discounting method described in said Article and disregarding whether the Participant has attained age 55 and whether or not the Participant elects to retire at the time. For purposes of this Plan, change of control shall mean any of the following:



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                  (a) The acquisition, other than from CSX Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of CSX Corporation or the combined voting power of the then outstanding voting securities of CSX Corporation entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by CSX Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of CSX Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of CSX Corporation immediately prior to such acquisition in substantially in the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding voting securities of CSX Corporation entitled to vote generally in the election of directors, as the case may be; or

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of CSX Corporation (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the shareholders of CSX Corporation was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of CSX Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (c) Approval by the stockholders of CSX Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities were the respective beneficial owners of the common stock and voting securities of CSX Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, direct or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the CSX Corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of CSX Corporation or of its sale or other disposition of all or substantially all of the assets of CSX Corporation.


                           ARTICLE V - ADMINISTRATION

         5.1 ADMINISTRATION. The plan shall be administered by the Board of Directors of the Company.

         5.2 FINALITY OF DETERMINATION. The determination of the Board of Directors as to any disputed questions arising under this plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

         5.3 EXPENSES. The expenses of administering the plan shall be borne by the Company.

         5.4 INDEMNIFICATION AND EXCULPATION. The members of the Board of Directors, its agents, and officers, directors, and employees of the Company and its affiliates shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this plan and against and from any



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and all amounts paid by them in settlement (with the Company's written approval)
or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

         5.5 FUNDING. All amounts under this plan shall be paid in cash from the general assets of the Company. Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the benefits described in this plan. Nothing contained in this plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and an employee or any other person. Neither an employee or a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

         5.6 TAX WITHHOLDING. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

         5.7 EFFECT ON OTHER PLANS. Amounts accrued or paid under this plan shall not be considered compensation for the purpose of a Company's retirement, thrift, or life insurance plans.

         5.8 ASSIGNMENT AND NONTRANSFERABILITY. The Employee or his designated beneficiary or estate shall not have any right to commute, sell, assign, transfer or otherwise convey or encumber the right to receive any payments hereunder, which payments and all the rights thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

         No benefit shall, in any manner, be subject to garnishment, attachment, execution, levy, debts, contracts, liabilities, engagements or torts of the person or estate entitled to such benefits.


                          ARTICLE VI - CLAIMS PROCEDURE

         6.1 WRITTEN CLAIM. Benefits shall be paid in accordance with the provisions of this Plan. The participant, or a designated recipient or any other person claiming through the participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the President of the Company who shall be the named fiduciary of the Plan. Such claim shall be reviewed by the named fiduciary or his delegate.

         6.2 DENIED CLAIM. If the claim is denied, in full or in part, the named fiduciary shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

         6.3 REVIEW PROCEDURE. If the claim is denied and a review is desired, the participant (or beneficiary) shall notify the named fiduciary in writing within sixty (60) days (a claim shall be deemed denied if the named fiduciary does not take any action within the aforesaid ninety (90) day period after receipt of the written notice of denial. In requesting a review, the participant or his beneficiary may request a review of the plan document or other pertinent documents with regard to the employee benefit plan created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the committee.

         6.4 BOARD OF DIRECTORS REVIEW. The decision on the review of the denied claim shall be rendered by the Board of Directors (excluding a Director whose claim is being reviewed) within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The



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decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this plan on which the decision is based.


                     ARTICLE VII - AMENDMENT AND TERMINATION

         7.1 AMENDMENT AND TERMINATION. The Board of Directors of the Company reserves the right to amend or terminate the Plan or any agreement under the Plan at any time, provided that the exercise of such right shall not have the effect of (1) terminating the obligation of the Company as expressly provided in
Article 4.5 hereof, or (2) terminating the obligation of the Company to pay the Employee the termination benefit as specified in Column 3 of Supplement B of the Participant's Plan Agreement as of any effective date.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 8th day of August, 1989, effective as of the first day of January, 1989.

                                            AMERICAN COMMERCIAL BARGE
                                                 LINE COMPANY


                                            By: /s/ H.J. Bobzien, Jr.
                                               --------------------------------
                                                     H.J. Bobzien, Jr.
                                                     President

ATTEST:

By:  /s/ Lisa L. Fleming
   ----------------------------------
         Lisa L. Fleming
         Assistant Secretary

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